Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-121364 on Form S-8 of our report dated June 25, 2014 relating to the financial statements and financial statement schedule of the Northeast Utilities Service Company 401k Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the years ended December 31, 2013 and 2012.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 25, 2014